EXHIBIT 16.1

July 3, 2014

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Privileged World Travel Club, Inc.

Commission File No. 000-54732

We have read the statements that Privileged World Travel Club, Inc. included under Item 4.01 of the Form 8-K report dated May 28, 2014 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/ Cutler & Co., LLC

Cutler & Co., LLC